Exhibit 99.1
                                 ------------

COUNTRYWIDE HOME LOANS, INC.


                             OFFICERS' CERTIFICATE
                    ANNUAL STATEMENT OF THE MASTER SERVICER


                                  CWABS, INC.
                  CWABS MASTER TRUST, SERIES 2003-C SUBTRUST,
             REVOLVING HOME EQUITY LOAN ASSET BACKED NOTES, SERIES
                                    2003-C


     The undersigned do hereby certify that they are each an officer of Countrywide Home Loans, Inc. (the "Master Servicer"), and do hereby further certify pursuant to Section 3.09 of the Sale and Servicing Agreement for the above-captioned Series (the "Agreement") that:

     (i) A review of the activities of the Master Servicer during the preceding calendar year and of the performance of the Master Servicer under the Agreement has been made under our supervision; and

     (ii) To the best of our knowledge, based on such review, the Master Servicer has fulfilled all its obligations under the Agreement throughout such year.




/s/Joseph M. Candelario                             Dated: March 26, 2004
-----------------------

JOSEPH M. CANDELARIO
FIRST VICE PRESIDENT AND COMPLIANCE OFFICER



/s/ Mark Wong                                       Dated: March 26, 2004
-------------

MARK WONG
SENIOR VICE PRESIDENT